UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2015

CREATIVE LEARNING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52883	20-4456503
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

701 Market St., Suite 113 St. Augustine, Florida	32095
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 824-3133

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2015, the Board of Directors (the "Board") of Creative Learning Corporation (the "Company" or "Creative Learning") removed Brian Pappas as Chief Executive Officer of the Company, effective immediately. Mr. Pappas continues to serve on the Board and remains an employee of the Company on paid leave.

Also on July 22, 2015, the Board appointed Rod Whiton as interim Chief Executive Officer of the Company and Michelle Cote as President and Secretary of the Company, each effective immediately. The Board also elected Charles (Chuck) Grant as Chairman of the Board.

Mr. Whiton, 45, is a professional investor. Most recently, Mr. Whiton has invested in and serves on the board of directors of ThirdParent Inc., a private company specializing in Internet safety for teens and kids. Mr. Whiton was an early investor in Creative Learning, investing in an initial private placement by the Company and most recently purchasing 150,000 shares from each of Mr. Pappas and Ms. Cote in September 2013. The Board has not yet established Mr. Whiton's compensation for service as interim Chief Executive Officer of the Company.

Ms. Cote, 47, is a co-founder of Creative Learning's largest franchise, Bricks 4 KidzÒ, and has served as a director and executive officer of the Company since July 2010. Additional information concerning Ms. Cote can be found in the Company's amended Form 10-K filed on March 31, 2015, under Item 10, "Directors, Executive Officers and Corporate Governance," Item 11, "Executive Compensation," Item 12, "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters," and Item 13, "Certain Relationships and Related Transactions, and Director Independence," which information is incorporated herein by reference. Ms. Cote's compensation will remain the same as described under Item 11, "Executive Compensation" in the amended Form 10-K.

On July 22, 2015, the Board also elected two additional directors, JoyAnn Kenny-Charlton, Esq. and Michael Gorin, effective immediately.

Ms. Kenny-Charlton is an attorney with Marks & Klein LLP and the owner of Kenny Law LLC. Ms. Kenny-Charlton concentrates her practice in commercial transactions, general corporate, and franchise, licensing and distribution law. Ms. Kenny-Charlton is a current member of the International Franchise Association and was named a "Legal Eagle" (2013 and 2014) by the Franchise Times for her work in the field of franchise law. Ms. Kenny-Charlton is a graduate of Villanova University School of Law and holds a B.A. from Villanova University.

Mr. Gorin served in various capacities at Aeroflex Incorporated, a producer of test equipment, RF and microwave integrated circuits, components and systems used for wireless communications that was acquired by Cobham plc in May 2014, from 1988 through 2009. Mr. Gorin served as President and Chief Financial Officer of Aeroflex from October 1988 through February 2004, as a director from August 1990 through November 2005 and as a consultant from January 2006 through December 2009. Before joining Aeroflex, Mr. Gorin was a partner at Arthur Andersen & Co. and was managing partner for the small business division. Mr. Gorin has previously served as a director and audit committee member for public companies, including Limco-Piedmont Inc. and National RV Holdings Inc. Mr. Gorin holds a B.B.A. in Accounting from Hofstra University and is licensed as a Certified Public Accountant in the State of New York.

The Company has agreed to compensate Ms. Kenny-Charlton and Mr. Gorin $1,000 for each in-person Board or committee meeting they attend and $500 for each telephonic Board or committee meeting. If they are required to travel to attend Board or committee meetings, the Company has agreed to reimburse Ms. Kenny-Charlton and Mr. Gorin for their reasonable travel expenses. The Board has not yet determined the committees, if any, on which Ms. Kenny-Charlton and Mr. Gorin will serve.

None of Mr. Whiton, Ms. Kenny-Charlton or Mr. Gorin (i) has any family relationship with any director or executive officer of the Company, or (ii) has entered into any transactions with that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: July 28, 2015	By:	/s/ Michelle Cote
	Name:	Michelle Cote
	Title:	President and Secretary